Exhibit 99.1

N e w s   R e l e a s e

        QUICKSILVER RESOURCES INC.
        777 West Rosedale Street
Fort Worth, TX  76104
www.qrinc.com

Quicksilver Replaces 780% of 2007 Production with Drill Bit
Reserves Total 1.55 Tcfe at Year-end 2007

FORT WORTH, TEXAS (February 4, 2008)– Quicksilver Resources Inc. (NYSE: KWK) today announced that 2007 reserve additions, a company record of nearly 608 billion cubic feet of natural gas equivalent (Bcfe), replaced 780% of total year production, another company record of approximately 78 Bcfe.  Reserves at December 31, 2007 totaled approximately 1.55 trillion cubic feet of natural gas equivalents (Tcfe), essentially unchanged from the prior-year level despite the divestment of approximately 546 Bcfe of reserves associated with the company’s mature properties in Michigan, Indiana and Kentucky in November 2007.

Total estimated all-in finding and development costs (F&D) was $1.38 per thousand cubic feet of natural gas equivalent (Mcfe).  The final all-in F&D cost will be announced upon filing of the company’s annual report on Form 10-K.  A reconciliation of the “2007 Estimated Finding & Development Costs” is available on the company’s website – www.qrinc.com.  For a description of the calculation of, and certain other information regarding, F&D costs, please see the discussion below under the heading “F&D Costs.”

“Our strategy to grow organically has been validated again with significant reserve additions at very attractive F&D costs,” said Glenn Darden, Quicksilver president and chief executive officer.  “The hard work of the entire Quicksilver team enabled us to hold reserves at approximately 1.55 Tcfe even following the divestiture of approximately one-third of our prior-year reserves and total year production of about 78 Bcfe, which increased approximately 27% in 2007.  We believe that our concentrated property base in high-growth regions, such as the Fort Worth Basin Barnett Shale, provides ongoing opportunities to continue to achieve double-digit production growth for the next five years, while consistently growing reserves at industry-leading F&D costs.  The stage is set for another great year in 2008.”

Year-end 2007 Proved Reserves

The year-end 2007 proved reserves of approximately 1.55 Tcfe were comprised 99% of natural gas and natural gas liquids and 62% were classified as proved developed.  Reserves in the Fort Worth Basin Barnett Shale totaled approximately 1.2 Tcfe, which included approximately 661 billion cubic feet of natural gas and approximately 90 million barrels of natural gas liquids.  This represents an increase of approximately 70% from the 2006 year-end reserves of 704 Bcfe, in the Fort Worth Basin.  As a percentage of the company’s total proved reserves, the Fort Worth Basin represents approximately 78%.  In Canada, the company’s year-end 2007 reserves were approximately 328 Bcfe, which is an increase of 6.5% from the 2006 level of 308 Bcfe.  Total production in 2007 included approximately 33 Bcfe from the Fort Worth Basin and approximately 21 Bcfe from Canada.

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The company’s reserve report is prepared by independent petroleum engineering consultants using the methodologies described in the notes to our audited financial statements and are subject to the uncertainties and limitations described in such notes.

Fourth-Quarter and Full-Year 2007 Earnings Release and Conference Call

Quicksilver expects to release fourth-quarter and full-year 2007 earnings on Tuesday, February 26, 2008, before the market opens.  The company will host a conference call the same day at 11:00 a.m. eastern time to discuss fourth-quarter 2007 and full-year financial and operating results, and expectations for the future.

Quicksilver invites interested parties to listen to the call via the company’s website at www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 27092653, approximately 10 minutes before the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time the same day, and will remain available for 30 days.  The replay can be dialed at 1-800-642-1687 and reference should be made to the conference ID number 27092653.  The replay will also be archived for 30 days on the company’s website.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coal bed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Granbury, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas and crude oil prices; failure or delays in achieving expected production from natural gas and crude oil exploration and development projects; effects of hedging natural gas and crude oil prices; uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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F&D Costs
Finding and development cost, or F&D cost, is calculated by dividing (x) development, exploitation, exploration and acquisition capital expenditures for the period, plus unevaluated capital expenditures as of the beginning of the period, less unevaluated capital expenditures as of the end of the period, by (y) reserve additions for the period.  Our calculation of “all-in F&D cost” includes costs and reserve additions related to the purchase of proved reserves.  The methods we use to calculate our F&D cost may differ significantly from methods used by other companies to compute similar measures.  As a result, our F&D cost may not be comparable to similar measures provided by other companies.  We believe that providing a measure of F&D cost is useful in evaluating the cost, on a per thousand cubic feet of natural gas equivalent basis, to add proved reserves.

However, this measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with generally accepted accounting principles.  Due to various factors, including timing differences in the addition of proved reserves and the related costs to develop those reserves, F&D costs do not necessarily reflect precisely the costs associated with particular reserves.  As a result of various factors that could materially affect the timing and amounts of future increases in reserves and the timing and amounts of future costs, we cannot assure you that our future F&D costs will not differ material from those presented.

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Investor & Media Contact:
Rick Buterbaugh
(817) 665-4835

KWK 08-04

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